UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 26, 2016

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On February 1, 2016, BG Staffing, Inc. (the "Company") issued a press release regarding its preannouncement of unaudited financial results for the year ended December 27, 2015 and provides guidance for 2016. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of BG Staffing, Inc. (the “Company”) approved a new Employment Agreement between B G Staff Services, Inc., a subsidiary of the Company, and L. Allen Baker, the Company’s President and Chief Executive Officer, which was executed on January 26, 2016, effective as of December 28, 2015, and continues through December 31, 2018 with successive one year extensions unless terminated pursuant to the employment agreement. The new employment agreement replaces the employment agreement with Mr. Baker entered into on April 30, 2009.
Mr. Baker’s employment agreement provides for an annual base salary of $375,000 which will be evaluated at least annually, and may be raised, but may not be less than $375,000 annualized. It also provides for an annual cash bonus tied to the Company’s meeting certain fiscal year profit objectives based on “adjusted EBITDA” (as defined in the employment agreement) and other objectives as determined solely by the Company and provided he is still employed by the Company on December 31 of the year to which each such bonus relates. Additionally, the employment agreement provides for Mr. Baker to participate in the 2013 Long-Term Incentive Plan (the “2013 Plan”).
Mr. Baker’s employment agreement provides that if he is terminated without cause or terminates his employment for good reason, he will be entitled, after execution of our standard form release agreement, to severance payments equal to twelve months of base salary, payable in accordance with the Company’s regular payroll practice, plus any earned but unpaid base salary, bonus, expense reimbursements through the date of termination and unused paid time off, and the amount of monthly COBRA premium for Mr. Baker and his dependents, grossed-up for federal income taxes, for eighteen months.
If Mr. Baker is terminated without cause or terminates his employment for good reason within one year after a change of control (as defined in the employment agreement), he will be entitled, after execution of our standard form release agreement, to severance payments equal to eighteen months of base salary, payable in accordance with the Company’s regular payroll practice, plus any earned but unpaid base salary, bonus, expense reimbursements through the date of termination, unused paid time off, and the amount of monthly COBRA premium for Mr. Baker and his dependents, grossed-up for federal income taxes, for eighteen months. Additionally, Mr. Baker will become 100% vested in any awards outstanding under the 2013 Plan or similar plan.
Mr. Baker also entered concurrently into an agreement containing customary non-disclosure, non-solicitation, non-interference and non-competition provisions, which is included as an exhibit to the employment agreement. The employment agreement is attached as Exhibit 10.1. The above description is not complete and is qualified by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On January 29, 2016, the Company issued a press release reporting that its Board of Directors declared the payment of a cash dividend of $0.25 per share of common stock to be paid on February 19, 2016 to all shareholders of record as of the close of business on February 8, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

See "Item 2.02. Results of Operations and Financial Condition" above.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, entered into January 26, 2016 to be effective as of December 28, 2015, between B G Staff Services, Inc. and L. Allen Baker, Jr.
99.1	Press release dated	January 29, 2016
99.2	Press release dated	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	February 1, 2016		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, entered into January 26, 2016 to be effective as of December 28, 2015, between B G Staff Services, Inc. and L. Allen Baker, Jr.
99.1	Press release dated	January 29, 2016
99.2	Press release dated	February 1, 2016